Cypress Environmental Partners, L.P. 8-K

Exhibit 99.1

CYPRESS ENVIRONMENTAL PARTNERS REPORTS FOURTH QUARTER RESULTS

TULSA, March 23, 2021 - Today, Cypress Environmental Partners, L.P., (NYSE: CELP) (“Cypress”) reported its financial results for the three months ended December 31, 2020.

HIGHLIGHTS

➢	Closed an amended credit facility extension in March 2021. The amendment extends the maturity date through May 2022, increases the allowable leverage ratio for several quarters, and reduces the total capacity to $75.0 million. The amended credit agreement contains significant restrictions on Cypress’s ability to pay distributions during the term of the agreement.
➢	Cash balance increased to $17.9 million at December 31, 2020, with a net debt leverage ratio of 4.1x.
➢	Fourth quarter 2020 results were adversely impacted by a $0.4 million allowance for bad debt from a former customer that filed bankruptcy.
➢	Net loss attributable to common unitholders of $1.9 million for the three months ended December 31, 2020.
➢	Fourth quarter 2020 Adjusted EBITDA of $1.5 million, a decrease of 59% over third quarter 2020.
➢	Fourth quarter 2020 Inspection Services segment gross margin of $3.9 million, a decrease of 24% from third quarter 2020.
➢	Fourth quarter 2020 Pipeline & Process Services segment gross margin of $1.0 million, a decrease of 24% from third quarter 2020.
➢	Fourth quarter 2020 Water & Environmental Services segment gross margin of $0.9 million, an increase of 2% from third quarter 2020.
➢	Distributable cash flow (DCF) of $(0.8 million) for the three months ended December 31, 2020.
➢	Our common unit and preferred unit distributions remain suspended.

FOURTH QUARTER 2020 SUMMARY FINANCIAL RESULTS

	Three Months Ended
	December 31,
	2020	2019
	(Unaudited)
	(in thousands, except per unit amounts)
Net (loss) income	$(675)	$4,920
Net (loss) income attributable to common unitholders	$(1,906)	$3,168
Net (loss) income per limited partner unit – basic	$(0.16)	$0.26
Net (loss) income per limited partner unit – diluted	$(0.16)	$0.23
Adjusted EBITDA (1)	$1,469	$8,331
Distributable cash flow (1)	$(810)	$4,801

(1)       This press release includes the following financial measures not presented in accordance with U.S. generally accepted accounting principles, or GAAP: adjusted EBITDA, adjusted EBITDA attributable to limited partners, and distributable cash flow. Each such non-GAAP financial measure is defined below under “Non-GAAP Financial Information”, and each is reconciled to its most directly comparable GAAP financial measure in schedules at the end of this press release.

Cypress Environmental Partners, L.P. – Q4 2020 Earnings Release	Page 1 of 10

CEO'S PERSPECTIVE

“2020 was our worst year in our short history following our best year that included record results in 2019 prior to the COVID-19 global pandemic. The fourth quarter is typically our weakest quarter each year and our business results continued to suffer because of ongoing demand headwinds from COVID-19 that continue to impact our customers, and the bad debt reserve from a former customer that filed and emerged from bankruptcy. Our primary focus continues to be safely serving our customers and ensuring the health and safety of our employees as the vaccination process for COVID-19 advances," said Peter C. Boylan III, Chairman, President, and CEO. “I continue to be proud of how our employees have handled the challenges with the pandemic in the field, office, and work-from-home environments. Commodity prices have made a strong recovery with WTI crude oil pricing topping $60 per barrel, which is benefitting both our customers and Cypress as our customers have more flexibility in their budgets for maintenance and new construction. We were pleased to reach agreement with our bank group to modify and extend the maturity date of our credit agreement to May 2022. We will use cash flows generated from operations to continue to reduce our debt and thereby strengthen our balance sheet. We will not resume our common unit distribution during this renewal term, and an affiliate of our general partner has graciously agreed to suspend his right to receive distributions on his preferred equity until we reduce our leverage.”

“Sales remain our priority, and we are bidding on numerous opportunities with both existing and prospective customers. We were recently awarded an attractive long-term contract for maintenance inspection with a new customer. The near-term recovery remains fragile, as market participants evaluate the risks associated with new variants of the coronavirus.  Historically, as commodity prices increase, customers begin to increase their spending, which increases our opportunities to provide our services. We believe there will be significant long-term demand for our services, and we continue our efforts to diversify our customer base.”

“Our leadership team continues our diversification initiative to begin offering our inspection services to other industries, including renewables (such as wind, solar, hydroelectric), electrical transmission, municipal water, sewer, and Department of Transportation infrastructure (such as bridges). We have begun bidding on inspection opportunities in these new markets. Many of our inspectors and technicians have the skills to offer these services to these new markets. Longer term we hope to have the majority of our inspection revenue coming from these new segments”.

SEGMENT UPDATE

Inspection Services

➢	During the fourth quarter Cypress had an average headcount of approximately 550 inspectors working throughout the United States. Although several large projects that had been previously awarded were delayed or cancelled in 2020 with the economic downturn, Cypress continues to bid and win new work. Headcount in early 2021 has remained low, as customers continue to evaluate their spending plans. Cypress expects to see headcount increase in the coming months.
➢	Cypress continues to aggressively pursue organic business development (despite the work-from-home environment) and has successfully been awarded some new customer contracts and has renewed existing contracts.
➢	General and administrative expense in 4th quarter 2020 included a $0.4 million allowance recorded against the accounts receivable from a former customer.

Pipeline & Process Services (“PPS”)

➢	Activity slowed toward the end of 2020 and continues to be very slow in early 2021, as many projects that we began prior to the pandemic were completed earlier in 2020. The arctic blast in Texas also delayed many projects. The PPS segment implemented substantial salary reductions, furloughs, and reductions-in-force in the last two months.

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Water & Environmental Services (“Environmental Services”)

➢	Cypress recently completed a new contract with a public energy company to connect its pipeline to one of Cypress’s water treatment facilities. Cypress began receiving volumes from this pipeline in 4th quarter 2020.
➢	Cypress also added additional piped water from another new producer into one of its facilities.
➢	Our water treatment facilities generally receive more water when our customers’ oil production increases from the completion of new oil wells in North Dakota. Seventeen drilling rigs are currently operating in North Dakota, an increase of approximately 55% compared to only eleven at the end of 2020. This compares to 56 rigs one year ago, and 65 rigs two years ago according to a published rig count.

COMMON UNIT & PREFERRED UNIT DISTRIBUTIONS

In July 2020, Cypress announced that it had temporarily suspended common unit distributions. Cypress’s credit facility, as amended in March 2021, contains significant restrictions on the payment of distributions. As a result, Cypress does not expect to pay significant distributions in the near term; instead, Cypress expects to use available cash to pay down debt and for working capital needs. An affiliate of the General Partner of Cypress also agreed to suspend the distribution payment to which it is entitled on his preferred units.

FOURTH QUARTER 2020 OPERATING RESULTS BY BUSINESS SEGMENT

Inspection Services

The Inspection Services segment’s results for the three months ended December 31, 2020 and 2019 were:

➢	Revenue - $32.4 million and $82.1 million, respectively.
➢	Gross Margin - $3.9 million and $9.6 million, respectively.

Pipeline & Process Services (“PPS”)

The PPS segment’s results for the three months ended December 31, 2020 and 2019 were:

➢	Revenue - $4.0 million and $6.8 million, respectively.
➢	Gross Margin - $1.0 million and $2.3 million, respectively.

Water & Environmental Services (“Environmental Services”)

The Environmental Services segment’s results for the three months ended December 31, 2020 and 2019 were:

➢	Revenue - $1.4 million and $2.4 million, respectively.
➢	Gross Margin - $0.9 million and $1.6 million, respectively

CAPITALIZATION, LIQUIDITY, AND FINANCING

Cypress had outstanding borrowings of $62.0 million on its credit facility and cash and cash equivalents of $17.9 million at December 31, 2020. In March 2021, Cypress reached agreement with the lenders to modify and extend the maturity of the credit agreement to May 31, 2022. The total capacity on the amended credit facility is $75.0 million. The amendment increases the allowable gross leverage ratio to 6.0x at December 31, 2020 and March 31, 2021, 5.3x at June 30, 2021, and 4.5x at September 30, 2021. The maximum leverage ratio returns to 4.0x at December 31, 2021.

Cypress Environmental Partners, L.P. – Q4 2020 Earnings Release	Page 3 of 10

CAPITAL EXPENDITURES

During the quarter, Cypress had $0.2 million in maintenance capital expenditures and $0.1 million in expansion capital expenditures, which are reflective of an attractive business model that requires minimal capital expenditures.

ANNUAL REPORT

Cypress has filed its annual report on Form 10-K for the year ended December 31, 2020 with the Securities and Exchange Commission. Cypress will also post a copy of the Form 10-K on its website at www.cypressenvironmental.biz. Unitholders may request a printed copy of these reports free of charge by contacting Investor Relations at Cypress Environmental Partners, L.P., 5727 S. Lewis Ave., Suite 300, Tulsa, OK 74105 or by e-mailing ir@cypressenvironmental.biz.

NON-GAAP FINANCIAL INFORMATION

This press release and the accompanying financial schedules include the following non-GAAP financial measures: adjusted EBITDA, adjusted EBITDA attributable to limited partners, and distributable cash flow. The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures. Cypress's non-GAAP financial measures should not be considered in isolation or as an alternative to its financial measures presented in accordance with GAAP, including revenues, net income or loss attributable to limited partners, net cash provided by or used in operating activities, or any other measure of liquidity or financial performance presented in accordance with GAAP as a measure of operating performance, liquidity, or ability to service debt obligations and make cash distributions to unitholders. The non-GAAP financial measures presented by Cypress may not be comparable to similarly-titled measures of other entities because other entities may not calculate their measures in the same manner.

Cypress defines adjusted EBITDA as net income or loss exclusive of (i) interest expense, (ii) depreciation, amortization, and accretion expense, (iii) income tax expense or benefit, (iv) equity-based compensation expense, (v) and certain other unusual or nonrecurring items. Cypress defines adjusted EBITDA attributable to limited partners as adjusted EBITDA exclusive of amounts attributable to the general partner and to noncontrolling interests. Cypress defines distributable cash flow as adjusted EBITDA attributable to limited partners less cash interest paid, cash income taxes paid, maintenance capital expenditures, and cash distributions on preferred equity. Management believes these measures provide investors meaningful insight into results from ongoing operations.

These non-GAAP financial measures are used as supplemental liquidity and performance measures by Cypress's management and by external users of its financial statements, such as investors, banks, and others to assess:

➢	financial performance of Cypress without regard to financing methods, capital structure or historical cost basis of assets;
➢	Cypress's operating performance and return on capital as compared to those of other companies, without regard to financing methods or capital structure;
➢	viability and performance of acquisitions and capital expenditure projects and the overall rates of return on investment opportunities; and
➢	the ability of Cypress's businesses to generate sufficient cash to pay interest costs, support its indebtedness, and make cash distributions to its unitholders.

Cypress Environmental Partners, L.P. – Q4 2020 Earnings Release	Page 4 of 10

ABOUT CYPRESS ENVIRONMENTAL PARTNERS, L.P.

Cypress Environmental Partners, L.P. is a master limited partnership that provides essential environmental services to the energy and utility industries, including pipeline & infrastructure inspection, NDE testing, various integrity services, and pipeline & process services throughout the United States. Cypress also provides environmental services to upstream and midstream energy companies and their vendors in North Dakota, including water treatment, hydrocarbon recovery, and disposal into EPA Class II injection wells to protect our groundwater. Cypress works closely with its customers to help them protect people, property, and the environment, and to assist their compliance with increasingly complex and strict rules and regulations. Cypress is headquartered in Tulsa, Oklahoma.

CAUTIONARY STATEMENTS

This press release may contain or incorporate by reference forward-looking statements as defined under the federal securities laws regarding Cypress Environmental Partners, L.P., including projections, estimates, forecasts, plans and objectives. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond Cypress's control. If any of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, Cypress's actual results may vary materially from what management forecasted, anticipated, estimated, projected or expected.

The key risk factors that may have a direct bearing on Cypress's results of operations and financial condition are described in detail in the "Risk Factors" section of Cypress's most recently filed annual report and subsequently filed quarterly reports with the Securities and Exchange Commission. Investors are encouraged to closely consider the disclosures and risk factors contained in Cypress's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The forward-looking statements contained herein speak as of the date of this announcement. Cypress undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws. Information contained in this press release is unaudited and subject to change.

Investors or Analysts:

Contact: Cypress Environmental Partners, L.P. - Jeff Herbers – Vice President & Chief Financial Officer
jeff.herbers@cypressenvironmental.biz or 918-947-5730

Cypress Environmental Partners, L.P. – Q4 2020 Earnings Release	Page 5 of 10

CYPRESS ENVIRONMENTAL PARTNERS, L.P.

Consolidated Balance Sheets

As of December 31, 2020 and 2019

(in thousands)

	December 31,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$17,893	$15,700
Trade accounts receivable, net	18,420	52,524
Prepaid expenses and other	2,033	988
Total current assets	38,346	69,212
Property and equipment:
Property and equipment, at cost	26,929	26,499
Less: Accumulated depreciation	16,470	13,738
Total property and equipment, net	10,459	12,761
Intangible assets, net	17,386	20,063
Goodwill	50,389	50,356
Finance lease right-of-use assets, net	607	600
Operating lease right-of-use assets	1,987	2,942
Debt issuance costs, net	242	803
Other assets	570	605
Total assets	$119,986	$157,342

LIABILITIES AND OWNERS' EQUITY
Current liabilities:
Accounts payable	$2,070	$3,529
Accounts payable - affiliates	58	1,167
Accrued payroll and other	4,876	14,850
Income taxes payable	328	1,092
Finance lease obligations	250	183
Operating lease obligations	439	459
Total current liabilities	8,021	21,280
Long-term debt	62,029	74,929
Finance lease obligations	300	359
Operating lease obligations	1,549	2,425
Other noncurrent liabilities	182	158
Total liabilities	72,081	99,151

Owners' equity:
Partners’ capital:
Common units (12,213 and 12,068 units outstanding at
December 31, 2020 and 2019, respectively)	27,507	37,334
Preferred units (5,769 units outstanding at December 31, 2020 and 2019)	44,291	44,291
General partner	(25,876)	(25,876)
Accumulated other comprehensive loss	(2,655)	(2,577)
Total partners' capital	43,267	53,172
Noncontrolling interests	4,638	5,019
Total owners' equity	47,905	58,191
Total liabilities and owners' equity	$119,986	$157,342

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CYPRESS ENVIRONMENTAL PARTNERS, L.P.

Consolidated Statements of Operations

For the Three Months and Years Ended December 31, 2020 and 2019

(in thousands, except per unit data)

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Revenues	$37,778	$91,247	$205,996	$401,648
Costs of services	31,947	77,754	177,484	347,924
Gross margin	5,831	13,493	28,512	53,724

Operating costs and expense:
General and administrative	4,933	6,680	20,100	25,626
Depreciation, amortization and accretion	1,214	1,119	4,883	4,448
Gain on asset disposals, net	—	(2)	(27)	(25)
Operating income	(316)	5,696	3,556	23,675

Other income (expense):
Interest expense, net	(793)	(1,228)	(4,028)	(5,330)
Foreign currency gains	274	84	107	222
Other, net	129	891	541	1,111
Net (loss) income before income tax expense	(706)	5,443	176	19,678
Income tax (benefit) expense	(31)	523	542	2,254
Net (loss) income	(675)	4,920	(366)	17,424

Net income attributable to noncontrolling interests	197	718	1,049	1,410
Net (loss) income attributable to limited partners	(872)	4,202	(1,415)	16,014
Net income attributable to preferred unitholder	1,034	1,034	4,133	4,133
Net (loss) income attributable to common unitholders	$(1,906)	$3,168	$(5,548)	$11,881

Net (loss) income per common limited partner unit:
Basic	$(0.16)	$0.26	$(0.46)	$0.99
Diluted	$(0.16)	$0.23	$(0.46)	$0.88

Weighted average common units outstanding:
Basic	12,211	12,067	12,181	12,039
Diluted	12,211	18,510	12,181	18,289

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Reconciliation of Net (Loss) Income to Adjusted EBITDA

and Distributable Cash Flow

	Three Months Ended December 31,		Years ended December 31,
	2020	2019	2020	2019
		(in thousands)
Net (loss) income	$(675)	$4,920	$(366)	$17,424
Add:
Interest expense	793	1,228	4,028	5,330
Depreciation, amortization and accretion	1,424	1,382	5,815	5,537
Income tax (benefit) expense	(31)	523	542	2,254
Equity based compensation	232	362	961	1,107
Less:
Foreign currency gains	274	84	107	222
Adjusted EBITDA	$1,469	$8,331	$10,873	$31,430

Adjusted EBITDA attributable to noncontrolling interests	314	862	1,588	1,976
Adjusted EBITDA attributable to limited partners / controlling interests	$1,155	$7,469	$9,285	$29,454

Less:
Preferred unit distributions	1,034	1,034	4,133	4,133
Cash interest paid, cash taxes paid, maintenance capital expenditures	931	1,634	5,394	7,238
Distributable cash flow	$(810)	$4,801	$(242)	$18,083

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Reconciliation of Net (Loss) Income Attributable to

Limited Partners to Adjusted EBITDA Attributable

to Limited Partners and Distributable Cash Flow

	Three Months Ended December 31,		Years ended December 31,
	2020	2019	2020	2019
		(in thousands)
Net (loss) income attributable to limited partners	$(872)	$4,202	$(1,415)	$16,014
Add:
Interest expense attributable to limited partners	793	1,228	4,028	5,330
Depreciation, amortization and accretion attributable to limited partners	1,306	1,247	5,305	5,006
Income tax (benefit) expense attributable to limited partners	(30)	514	513	2,219
Equity based compensation attributable to limited partners	232	362	961	1,107
Less:
Foreign currency gains attributable to limited partners	274	84	107	222
Adjusted EBITDA attributable to limited partners	1,155	7,469	9,285	29,454

Less:
Preferred unit distributions	1,034	1,034	4,133	4,133
Cash interest paid, cash taxes paid and maintenance capital expenditures attributable to limited partners	931	1,634	5,394	7,238
Distributable cash flow	$(810)	$4,801	$(242)	$18,083

Reconciliation of Net Cash Provided by Operating Activities to

Adjusted EBITDA and Distributable Cash Flow

	Years ended December 31,
	2020	2019
	(in thousands)
Cash flows provided by operating activities	$27,922	$18,179
Changes in trade accounts receivable	(33,634)	4,310
Changes in prepaid expenses and other	891	(136)
Changes in accounts payable and accrued liabilities	11,421	1,506
Changes in income taxes payable	765	(356)
Interest expense (excluding non-cash interest)	3,448	4,797
Income tax expense (excluding deferred tax benefit)	542	2,290
Other	(482)	840
Adjusted EBITDA	$10,873	$31,430

Adjusted EBITDA attributable to noncontrolling interests	1,588	1,976
Adjusted EBITDA attributable to limited partners / controlling interests	$9,285	$29,454

Less:
Preferred unit distributions	4,133	4,133
Cash interest paid, cash taxes paid, maintenance capital expenditures	5,394	7,238
Distributable cash flow	$(242)	$18,083

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Operating Data

	Three Months				Years Ended
	Ended December 31,				December 31,
	2020		2019		2020		2019
Total barrels of water processed (in thousands)	1,863		3,094		7,932		13,416
Average revenue per barrel	$0.74		$0.77		$0.73		$0.77
Environmental Services gross margins	68.6%		67.9%		65.0%		70.6%
Average number of inspectors	546		1,296		730		1,485
Average revenue per inspector per week	$4,520		$4,819		$4,769		$4,804
Inspection Services gross margins	12.0%		11.7%		10.9%		10.9%
Average number of field personnel	27		27		28		28
Average revenue per field personnel per week	$11,186		$19,325		$12,819		$13,245
Pipeline and Process Services gross margins	25.0%		33.6%		26.6%		30.7%
Capital expenditures (in thousands)	$268		$517		$1,950		$2,197
Common unit distributions (in thousands)	$—		$2,534		$5,098		$10,109
Preferred unit distributions (in thousands)	$1,034		$1,034		$4,133		$4,133
Net debt leverage ratio	4.11	x	1.90	x	4.11	x	1.90	x

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